PROSPECTUS SUPPLEMENT                                         File No. 333-68747
----------------------
 (To Prospectus and Prospectus Supplement dated May 6, 1999)      Rule 424(b)(3)
Prospectus number:      1931



                            Merrill Lynch & Co., Inc.
                           Medium Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                                Fixed Rate Notes


Principal Amount:               $100,000,000


CUSIP Number:                   59018S5F7


Interest Rate:                  6.88500%


Original Issue Date:            March 30, 2000


Stated Maturity Date:           March 30, 2001


Interest Payment Dates:         Interest pays on the 30th of Sept. and March __,
                                subject to Following Business Day Convention.

Repayment at the Option
of the Holder:                  The Notes cannot be repaid prior to the Stated
                                Maturity Date.

Redemption at the Option
of the Company:                 The Notes cannot be redeemed prior to the
                                Stated Maturity Date.


Form:                           The Notes are being issued in fully registered
                                 book-entry form.


Trustee:                        The Chase Manhattan Bank


Dated:                          March 29, 2000